Exhibit 99.2
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
     On October 1, 2008, Nuance Communications, Inc. (“Nuance” or “the Company”) acquired SNAPin Software, Inc. (“SNAPin”), pursuant to an Agreement and Plan of Merger dated as of August 13, 2008 by and among Nuance, Speakeasy Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Nuance (“Sub I”), Speakeasy Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of Nuance (“Sub II”), SNAPin Software, Inc., a Delaware corporation, U.S. Bank National Association, as escrow agent, and Thomas Huseby, serving as the representative of SNAPin’s stockholders, for total consideration of $162.4 million, consisting of: approximately 9.5 million shares of Nuance common stock valued at $15.81 per share, the assumption of all of SNAPin’s outstanding employee stock options and restricted stock awards, which have a fair value of approximately $8.0 million and transaction costs of $3.8 million. The merger agreement also required 1.1 million shares of the Company’s common stock to be placed in escrow for 12 months to satisfy any claims the Company may have. The Company cannot make a determination, beyond a reasonable doubt, that the escrow will become payable to the former shareholders of SNAPin, and accordingly has not included the escrow as a component of the purchase price. Upon satisfaction of the contingency, the escrowed amount will be recorded as additional purchase price and allocated to goodwill. Nuance has agreed to use commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission following the closing of the merger to register the shares of the common stock that will be issued to the SNAPin stockholders. Shares of Nuance common stock issued in the acquisition have been valued in accordance with EITF 99-12, “Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination.” The merger agreement includes a contingent earnout payment of up to an additional $45.0 million, in cash, to be paid, if at all, based on the business achieving certain performance targets that are measurable from the acquisition date to December 31, 2009. Additionally, Nuance would also be required to issue earnout consideration to SNAPin optionholders, as defined. This option earnout consideration, if earned, would be payable at Nuance’s sole discretion, in cash, stock or additional options to purchase common stock, to the former optionholders of SNAPin. The total value of this option earnout contingent consideration may aggregate up to $3.3 million. These earnout payments, if any, would be payable upon the final measurement of the performance targets.
     On May 20, 2008, Nuance Communications, Inc. Nuance acquired eScription, Inc. (“eScription”), pursuant to an Agreement and Plan of Merger dated as of April 7, 2008 by and among Nuance, Easton Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Nuance (“Sub”), eScription, Inc., a Delaware corporation, U.S. Bank National Association, as escrow agent, and Paul Egerman, serving as the representative of eScription’s stockholders, for total consideration of $381.2 million, consisting of: $335.2 million in cash and 0.2 million shares of Nuance common stock valued at $17.98 per share, the assumption of all of eScription’s outstanding employee stock options and restricted stock, which have a fair value of approximately $33.0 million and transaction costs of $10.0 million. Nuance may elect to treat this acquisition as a taxable merger under provisions contained in the internal revenue service regulations; should such an election be made in the future, Nuance would be required to increase the purchase price and any additional consideration paid would be treated as additional purchase price and recorded into goodwill. The merger agreement also required 1.1 million shares of the Company’s common stock to be placed in escrow for 12 months to satisfy any claims the Company may have. The escrow has not been included in the preliminary purchase price allocation. The cash paid in the merger may increase by up to approximately $5.7 million based on the volume weighted average price of Nuance common stock on the effective date of the registration statement of the shares issued in the transaction, or the date the shares are released from escrow, as applicable. Shares of Nuance common stock issued in the acquisition have been valued in accordance with EITF 99-12.
     On May 20, 2008, Nuance sold 5,760,369 shares of Nuance common stock for a purchase price of $100.0 million, and warrants to purchase 3,700,000 shares of Nuance common stock for a purchase price of $0.5 million, to Warburg Pincus Private Equity VIII, L.P. and certain of its affiliated entities (collectively “Warburg Pincus”) pursuant to the terms and conditions of a Purchase Agreement dated April 7, 2008 by and among Nuance and Warburg Pincus (the “Purchase Agreement.”) The warrants have an exercise price of $20.00 per share and a term of four years. Warburg Pincus also has agreed not to sell any shares of Nuance common stock for a period of six months from the closing of the transactions contemplated by the Purchase Agreement.

     On December 21, 2007, Nuance completed an underwritten public offering in which it sold 7,823,000 shares of its common stock. Gross proceeds from this sale were $136.9 million, and the net proceeds after underwriting commissions and other offering expenses were $130.3 million.
     On November 26, 2007, Nuance acquired Viecore, Inc. (“Viecore”) pursuant to an Agreement and Plan of Merger dated as of October 21, 2007, by and among Nuance, Vanhalen Acquisition Corporation, Vanhalen Acquisition LLC, Viecore, Inc., U.S. Bank National Association, as escrow agent and Thoma Cressey Bravo, Inc., serving as the representative of Viecore’s stockholders for total consideration of approximately $109.2 million including estimated transaction costs of $6.8 million, $8.9 million in cash, $0.4 million in assumed debt, and 4.4 million shares of Nuance common stock valued at $21.11 per share. In connection with the Company’s acquisition of Viecore, the merger agreement also required 0.6 million shares of the Company’s common stock to be placed into escrow for 15 months from the date of acquisition, in connection with certain standard representations and warranties. The escrow has not been included in the preliminary purchase price allocation. The cash paid in the merger may increase, based on the volume weighted average price of Nuance common stock at the time of the release of the escrow payment. Shares of Nuance common stock issued in the acquisition have been valued in accordance with EITF 99-12.
     On September 28, 2007, Nuance acquired Commissure Inc. (“Commissure”) pursuant to an Agreement and Plan of Merger dated September 28, 2007, by and among Nuance, Csonka Acquisition Corporation, Csonka Acquisition LLC, Commissure Inc. and U.S. Bank National Association, as Escrow Agent and Stockholder Representative for total consideration of $25.6 million including estimated transaction costs of $2.3 million, and 1.2 million shares of Nuance common stock valued at $19.49 per share. In connection with the Company’s acquisition of Commissure, the merger agreement also required 0.2 million shares of the Company’s common stock to be placed into escrow for 15 months from the date of acquisition, in connection with certain standard representations and warranties. The escrow has not been included in the preliminary purchase price allocation. The merger agreement includes a contingent earnout payment of up to an additional $8.0 million, in cash or shares of Nuance common stock, to be paid, if at all, over a three year period based on the business achieving certain performance targets. Shares of Nuance common stock issued in the acquisition have been valued in accordance with EITF 99-12.
     On August 24, 2007, pursuant to the Agreement and Plan of Merger dated May 14, 2007 by and among Nuance, Vicksburg Acquisition Corporation and Voice Signal Technologies, Inc. (“VoiceSignal”), the Company acquired VoiceSignal for total purchase consideration of approximately $282.1 million including $174.5 million in cash, transaction costs of $16.8 million and 5.84 million shares of Nuance common stock valued at $15.57 per share. In connection with the Company’s acquisition of VoiceSignal, the merger agreement also required $30.0 million in cash to be placed into escrow for 12 months from the date of acquisition, in connection with certain standard representations and warranties. The escrow has not been included in the preliminary purchase price allocation. Shares of Nuance common stock issued in the acquisition were valued in accordance with EITF 99-12.
     On August 24, 2007, pursuant to the Stock Purchase Agreement dated June 21, 2007 by and among Nuance, AOL LLC, and Tegic Communications, Inc. (“Tegic”), Nuance acquired Tegic for total purchase consideration of approximately $268.3 million in cash, including approximately $3.3 million of transaction costs.
     On August 24, 2007, Nuance entered into an Increase Joinder dated as of August 24, 2007 (the “Increase Joinder”) with UBS AG, Stamford Branch, as administrative agent, Citigroup North America, as syndication agent, Lehman Commercial Paper Inc. and Goldman Sachs Credit Partners L.P., as co-documentation agents, Citigroup Global Markets Inc. and Lehman Brothers Inc., as joint lead arrangers, Citigroup Global Markets Inc., Lehman Commercial Paper Inc. and Goldman Sachs Credit Partners L.P., as joint bookrunners, Banc of America Securities LLC as co-arranger, and Citicorp North America, Inc., Lehman Commercial Paper Inc., Goldman Sachs Credit Partners L.P., and Bank of America, N.A., as lenders. The Increase Joinder amended Nuance’s existing credit agreement entered into on March 31, 2006 and amended and restated on April 5, 2007 (the “Existing Credit Agreement”) to provide for incremental term loans in the amount of $225 million (“Incremental Credit Facility”). The term loans under the Incremental Credit Facility increase the outstanding term loans under the Existing Credit Agreement from $440.3 million to a total of $665.3 million. The existing term loans and the term loans under the Incremental Credit Facility amortize, at a rate of 1.0% of the principal amount on an annual basis, payable quarterly, with the balance due at maturity in March 2013. The Increase Joinder also provided for an increase in the interest rates applicable to all term loans of 0.25% so that the term loans now bear interest at a rate equal to a new applicable margin plus, at our option, either (a) the base rate (which is the higher of the corporate base rate of UBS AG, Stamford Branch, or the federal funds rate plus 0.50% per annum) or (b) LIBOR (determined by reference to the British Bankers’ Association Interest Settlement Rates for deposits in U.S. dollars). The applicable margin for borrowings now ranges from 0.75% to 1.50% per annum with respect to base rate borrowings and from 1.75% to 2.50% per annum with respect to LIBOR-based borrowings, depending upon our leverage ratio. The Existing Credit Agreement also provides for a $75 million revolving credit facility due in March 2012. The interest rates for the revolving credit facility remain unchanged. The additional funds received by Nuance under the Incremental Credit Facility were used to fund the cash portion of the merger consideration for Nuance’s acquisition of VoiceSignal to pay related fees and expenses and for general corporate purposes. The Incremental Credit Facility forms a part of the Existing Credit Agreement and is secured by the same assets of Nuance and its domestic subsidiaries as is provided for under the Existing Credit Agreement and related loan documents. The covenants, representations and warranties and events of default under the Existing Credit Facility remain unchanged.

     On August 7, 2007, Nuance entered into a purchase agreement with Citigroup Global Markets, Inc. and Goldman, Sachs & Co. (the “Initial Purchasers”) to offer and sell $220 million aggregate principal amount of its 2.75% Senior Convertible Debentures due 2027 (the “Debentures”), plus up to an additional $30 million aggregate principal amount of such debentures at the option of the Initial Purchasers to cover over-allotments, if any, in a private placement to the Initial Purchasers for resale to qualified institutional buyers pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”), afforded by Section 4(2) of the Act and Rule 144A under the Act. On August 13, 2007, Nuance closed the sale of $250 million aggregate principle amount of the Debentures, including the exercise of the Initial Purchasers’ over-allotment option in full.
     On March 26, 2007, pursuant to a Share Purchase Agreement dated March 13, 2007, Nuance acquired Bluestar Resources Limited, the parent of Focus Enterprises Limited and Focus Infosys India Private Limited (collectively “Focus”) for total purchase consideration of approximately $53.6 million, which consists of approximately $48.7 million in cash, the assumption of approximately $2.1 million of debt and transaction costs of $2.8 million. In connection with the Company’s acquisition of Focus, the purchase and sale agreement also required $5.8 million in cash to be placed into escrow, in connection with certain standard representations and warranties. The escrow has not been included in the preliminary purchase price allocation.
     The following tables show summary unaudited pro forma combined financial information as if Nuance, Focus, VoiceSignal, Tegic, Commissure, Viecore, eScription and SNAPin had been combined as of October 1, 2006 for statement of operations purposes and as if Nuance and SNAPin had been combined for balance sheet purposes as of June 30, 2008. Focus, VoiceSignal, Tegic, Commissure, Viecore and eScription are included in Nuance’s consolidated balance sheet as of June 30, 2008, which was included in Nuance’s financial statements, included herein.
     The unaudited pro forma combined financial information of Nuance, Focus, VoiceSignal, Tegic, Commissure, Viecore, eScription and SNAPin is based on estimates and assumptions, which have been made solely for purposes of developing such pro forma information. The estimated pro forma adjustments arising from the recently completed acquisitions of Focus, VoiceSignal, Tegic, Commissure, Viecore, eScription and SNAPin are derived from the preliminary purchase price allocations and do not necessarily represent the final purchase price allocations.
     The pro forma financial information of SNAPin for the year ended September 30, 2007 have been derived from the audited financial information for the twelve months ended December 31, 2007. SNAPin’s results for the three months ended December 31, 2007 have also been included in the pro forma results for the nine months ended June 30, 2008. The pro forma financial information of eScription for the year ended September 30, 2007 have been derived from the audited financial information for the twelve months ended December 31, 2007. eScriptions’s results for the three months ended December 31, 2007 have also been included in the pro forma results for the nine months ended June 30, 2008. The historical financial information of Viecore for the year ended September 30, 2007 has been derived from the unaudited financial information for the twelve months ended September 30, 2007. The historical financial information of Focus for the period from October 1, 2006 to March 26, 2007 (date of acquisition) was derived from unaudited information for the respective period. The historical financial information of VoiceSignal and Tegic for the period from October 1, 2006 to August 24, 2007 (date of acquisitions) was derived from unaudited financial information for the respective period. The historical financial information of Commissure for the period from October 1, 2006 to September 28, 2007 (date of acquisition) was derived from unaudited financial information for the respective period.
     The historical financial information of SNAPin for the period from October 1, 2007 to June 30, 2008 has been derived from the unaudited financial information for that period. The historical financial information of eScription for the period from October 1, 2007 to May 20, 2008 (date of acquisition) has been derived from the unaudited financial information for that period. The historical financial information of Viecore for the period from October 1, 2007 to November 26, 2007 (date of acquisition) has been derived from the unaudited financial information for that period.
     On September 26, 2008, Nuance acquired Philips Speech Recognition Systems, a business unit of Royal Philips Electronics and a leader in speech recognition solutions, especially in the European healthcare market. Under terms of the agreement, consideration for the transaction is 66 million Euro, or approximately $96.1 million. Consideration comprised a cash payment of 21.7 million Euro on September 26, 2008, and a deferred payment of 44.3 million Euro to be paid in cash on September 21, 2009.
     The pro forma combined financial statements do not include the historical or pro forma financial information for Mobile Voice Control, Inc. or BeVocal, Inc., which were acquired by Nuance during fiscal 2007, nor do they include the historical or proforma information for Philips Speech Recognition Systems, Vocada, Inc. or Multi-Vision Communications Inc. which were acquired by Nuance during fiscal 2008. The financial statements for these acquired companies and pro forma financial information for the transactions are not included herein as the transactions were determined not to be

“significant” in accordance with the calculations required by Rule 1-02(w) of Regulation S-X of the Securities Exchange Act of 1934, as amended or, in the case of Philips Speech Recognition Systems, such financial statements are not yet required to be filed in accordance with the provisions of Form 8-K.
     The pro forma data are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if each transaction had been consummated as of October 1, 2006 for statement of operations purposes, or June 30, 2008 for balance sheet purposes, nor are the data necessarily indicative of future operating results or financial position.

NUANCE COMMUNICATIONS, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
As of June 30, 2008

	Historical	Historical
	Nuance at	SNAPin at	Pro Forma		Pro Forma
	June 30, 2008(A)	June 30, 2008(B)	Adjustments		Combined
		(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$265,753	$7,818	$(3,750	) (2A)	$269,821
Marketable securities	56	—	—		56
Accounts receivable, net	172,883	5,304	—		178,187
Acquired unbilled accounts receivable	24,583	—	—		24,583
Inventories, net	7,941	—	—		7,941
Prepaid expenses and other current assets	22,183	172	—		22,355
Deferred tax assets	396	—	—		396

Total current assets	493,795	13,294	(3,750)		503,339
Land, building and equipment, net	43,328	1,487	—		44,815
Goodwill	1,565,672	—	127,202	(2D)	1,692,874
Intangible assets, net	527,917	—	35,700	(2C)	563,617
Other assets	74,931	162	—		75,093

Total assets	$2,705,643	$14,943	$159,152		$2,879,738

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and obligations under capital leases	$6,972	$—	$—		$6,972
Contingent acquisition payment	49,784	—	—		49.784
Accounts payable	39,893	462	—		40,355
Accrued expenses and other current liabilities	87,610	658	—		88,268
Current portion of accrued business combination costs	11,917	—	—		11,917
Deferred maintenance revenue	76,182	—	—		76,182
Unearned revenue and customer deposits	36,090	4,999	9,250	(2E)	50,339

Total current liabilities	308,448	6,119	9,250		323,817

Long-term debt and obligations under capital leases, net of current portion	895,551	—	—		895,551
Accrued business combination costs, net of current portion	33,292	—	—		33,292
Deferred revenue, net of current portion	15,093	1,750	(1,750	) (2E)	15,093
Deferred tax liability	30,280	—	—		30,280
Other liabilities	41,898	88	—		41,986

Total liabilities	1,324,562	7,957	7,500		1,340,019

Commitments and contingencies
Stockholders’ equity:
Preferred stock	4,631	36,107	(36,107	) (2B)	4,631
Common stock	228	2	8	(2B)	238
Additional paid-in capital	1,623,984	561	158,067	(2B)	1,782,612
Treasury stock, at cost	(16,070)	—	—		(16,070)
Accumulated other comprehensive income	25,458	—	—		25,458

Accumulated deficit	(257,150)	(29,684)	29,684	(2B)	(257,150)

Total stockholders’ equity	1,381,081	6,986	151,652		1,539,719

Total liabilities and stockholders’ equity	$2,705,643	$14,943	$159,152		$2,879,738

(A)	As reported in Nuance’s unaudited balance sheet included in its Form 10-Q as of June 30, 2008, as filed with the SEC.

(B)	As derived from SNAPin’s unaudited financial information as of June 30, 2008.
See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

NUANCE COMMUNICATIONS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Twelve Months Ended September 30, 2007

		Historical
		Focus					Historical			Historical
		for the period					Tegic			VoiceSignal
	Historical	from					for the period from			for the period from
	Nuance for the	October 1,					October 1,			October 1,
	Twelve Months Ended	2006 to					2006 to			2006 to
	September 30,	March 26,	Pro Forma		Debt		August 24,	Pro Forma		August 24,	Pro Forma
	2007(A)	2007(B)	Adjustments		Offering		2007(C)	Adjustments		2007(D)	Adjustments
	(In thousands, except per share amounts)
Product and licensing	$311,847	$—	$—		$—		$60,313	$—		$21,767	$—
Professional services, subscription and hosting	165,520	10,563	(1,161	)(22)	—		—	—		2,319	—
Maintenance and support	124,629	—	—		—		—	—		—	—

Total revenue	601,996	10,563	(1,161)		—		60,313	—		24,086	—

Costs and expenses:
Cost of product and licensing	43,162	—	—		—		3,314	(1,906	)(21)	—	—
Cost of professional services, subscription and hosting	114,228	6,611	(1,161	)(22)	—		—	—		1,106	—
Cost of maintenance and support	27,461	—	—		—		—	—		—	—
Cost of revenue from amortization of intangible assets.	13,090	—	184	(23)	—		566	1,180	(19)	451	1,761	(16)

Total cost of revenue	197,941	6,611	(977)		—		3,880	(726)		1,557	1,761

Gross Margin	404,055	3,952	(184)		—		56,433	726		22,529	(1,761)

Operating expenses:
Research and development	80,024	—	—		—		9,984	—		6,077	—
Sales and marketing	184,948	381	—		—		6,137	—		4,266	—
General and administrative	75,564	2,037	—		—		6,815	—		11,691	—
Amortization of other intangible assets	24,596	—	1,468	(23)	—		44	10,031	(19)	—	9,947	(16)
Restructuring and other credits, net	(54)	—	—		—		—	—		—	—

Total operating expenses	365,078	2,418	1,468		—		22,980	10,031		22,034	9,947

Income (loss) from operations	38,977	1,534	(1,652)		—		33,453	(9,305)		495	(11,708)
Interest and other income (expense), net	(30,490)	(16)	(2,621	)(24)	(7,097	)(15)	—	(1,257	)(20)	61	(17,327	)(17)

Income (loss) before income taxes	8,487	1,518	(4,273)		(7,097)		33,453	(10,562)		556	(29,035)
Provision for (benefit from) income taxes	22,502	278	—		—		—	—		(18)	—

Net income (loss)	$(14,015)	$1,240	$(4,273)		$(7,097)		$33,453	$(10,562)		$574	$(29,035)

Basic and diluted earnings per share:
Net loss per share	$(0.08)

Weighted average common shares outstanding:
Basic and diluted	176,424										5,245	(18)

(A)	As reported in Nuance’s Form 10-K, as filed with the SEC.

(B)	As derived from Focus’ unaudited financial information for the period from October 1, 2006 to March 26, 2007.

(C)	As derived from Tegic’s unaudited financial information for the period from October 1, 2006 to August 24, 2007.

(D)	As derived from VoiceSignal’s unaudited financial information for the period from October 1, 2006 to August 24, 2007.

(E)	As derived from Commissure’s unaudited financial information for the period October 1, 2006 to September 28, 2007.

(F)	As derived from Viecore’s unaudited financial information for the twelve months ended September 30, 2007.

(G)	As derived from eScription’s audited financial information for the twelve months ended December 31, 2007.

(H)	As derived from SNAPin’s audited financial information for the twelve months ended December 31, 2007.
See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

NUANCE COMMUNICATIONS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Twelve Months Ended September 30, 2007

				Historical					Historical
	Historical			Viecore					eScription
	Commissure			for the					for the
	for the period from			Twelve Months					Twelve Months
	October 1, 2006 to	Pro Forma		Ended	Pro Forma		Equity		Ended	Pro Forma		Pro Forma
	September 28, 2007(E)	Adjustments		September 30, 2007(F)	Adjustments		Offerings		December 31, 2007(G)	Adjustments		Combined
					(In thousands, except per share amounts)
Product and licensing	$1,870	$(23	)(13)	$—	$—		$—		$615	$—		$396,389
Professional services, subscription and hosting	—	—		69,139	(2,011	)(9)	—		38,724	—		283,093
Maintenance and support	—	—		—	—		—		198	—		124,827

Total revenue	1,870	(23)		69,139	(2,011)		—		39,537	—		804,309

Costs and expenses:
Cost of product and licensing	1,714	(23	)(13)	—	—		—		236	—		46,497
Cost of professional services, subscription and hosting	—	—		40,482	(1,350	)(9)	—		10,098	—		170,014
Cost of maintenance and support	—	—		—	—		—		—	—		27,461
Cost of revenue from amortization of intangible assets.	172	306	(12)	—	—		—		—	4,880	(4)	22,590

Total cost of revenue	1,886	283		40,482	(1,350)		—		10,334	4,880		266,562

Gross Margin	(16)	(306)		28,657	(661)		—		29,203	(4,880)		537,747

Operating expenses:
Research and development	58	—		—	—		—		4,755	—		100,898
Sales and marketing	1,391	—		7,347	—		—		6,191	—		210,661
General and administrative	2,056	—		12,066	—		—		2,539	—		112,768
Amortization of other intangible assets	—	423	(12)	—	7,165	(8)	—		—	13,218	(4)	66,892
Restructuring and other credits, net	—	—		—	—		—		—	—		(54)

Total operating expenses	3,505	423		19,413	7,165		—		13,485	13,218		491,165

Income (loss) from operations	(3,521)	(729)		9,244	(7,826)		—		15,718	(18,098)		46,582
Interest and other income (expense), net	(85)	—		430	(725	)(10)	—		455	(2,869	)(6)	(61,541)

Income (loss) before income taxes	(3,606)	(729)		9,674	(8,551)		—		16,173	(20,967)		(14,959)
Provision for (benefit from) income taxes	—	—		3,957	—		—		521	—		27,240

Net income (loss)	$(3,606)	$(729)		$5,717	$(8,551)		$—		$15,652	$(20,967)		$(42,199)

Basic and diluted earnings per share:
Net loss per share:												$(0.21)

Weighted average common shares outstanding:
Basic and diluted		1,195	(14)		4,432	(11)	13,583	(7)		171	(5)	201,050

(A)	As reported in Nuance’s Form 10-K, as filed with the SEC.

(B)	As derived from Focus’ unaudited financial information for the period from October 1, 2006 to March 26, 2007.

(C)	As derived from Tegic’s unaudited financial information for the period from October 1, 2006 to August 24, 2007.

(D)	As derived from VoiceSignal’s unaudited financial information for the period from October 1, 2006 to August 24, 2007.

(E)	As derived from Commissure’s unaudited financial information for the period October 1, 2006 to September 28, 2007.

(F)	As derived from Viecore’s unaudited financial information for the twelve months ended September 30, 2007.

(G)	As derived from eScription’s audited financial information for the twelve months ended December 31, 2007.

(H)	As derived from SNAPin’s audited financial information for the twelve months ended December 31, 2007.
See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

NUANCE COMMUNICATIONS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Twelve Months Ended September 30, 2007

	Historical
	SNAPin
	for the
	Twelve Months
	Ended
	December 31,	Pro Forma		Pro Forma
	2007(H)	Adjustments		Combined
	(In thousands, except per share amounts)
Product and licensing	$—	$—		$396,389
Professional services, subscription and hosting	534	—		283,627
Maintenance and support	—	—		124,827

Total revenue	534	—		804,843

Costs and expenses:
Cost of product and licensing	—	—		46,497
Cost of professional services, subscription and hosting	—	—		170,014
Cost of maintenance and support	—	—		27,461
Cost of revenue from amortization of intangible assets	—	2,850	(1)	25,440

Total cost of revenue	—	2,850		269,412

Gross Margin	534	(2,850)		535,431

Operating expenses:
Research and development	5,757	—		106,655
Sales and marketing	2,801	—		213,462
General and administrative	2,421	—		115,189
Amortization of other intangible assets	—	50	(1)	66,942
Restructuring and other credits, net	—	—		(54)

Total operating expenses	10,979	50		502,194

Income (loss) from operations	(10,445)	(2,900)		33,237
Interest and other income (expense), net	347	(94	)(3)	(61,288)

Income (loss) before income taxes	(10,098)	(2,994)		(28,051)
Provision for (benefit from) income taxes	—	—		27,240

Net income (loss)	$(10,098)	$(2,994)		$(55,291)

Basic and diluted earnings per share:
Net loss per share:				$(0,26)

Weighted average common shares outstanding:
Basic and diluted		9,525	(2B)	210,575

(A)	As reported in Nuance’s Form 10-K, as filed with the SEC.

(B)	As derived from Focus’ unaudited financial information for the period from October 1, 2006 to March 26, 2007.

(C)	As derived from Tegic’s unaudited financial information for the period from October 1, 2006 to August 24, 2007.

(D)	As derived from VoiceSignal’s unaudited financial information for the period from October 1, 2006 to August 24, 2007.

(E)	As derived from Commissure’s unaudited financial information for the period October 1, 2006 to September 28, 2007.

(F)	As derived from Viecore’s unaudited financial information for the twelve months ended September 30, 2007.

(G)	As derived from eScription’s audited financial information for the twelve months ended December 31, 2007.

(H)	As derived from SNAPin’s audited financial information for the twelve months ended December 31, 2007.
See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

NUANCE COMMUNICATIONS, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended June 30, 2008

		Historical					Historical
	Historical	Viecore					eScription for the
	Nuance for the	for the period from					period from October 1,
	Nine Months Ended	October 1, 2007 to	Pro Forma		Equity		2007 to May 20,	Pro Forma		Pro Forma
	June 30, 2008(A)	November 26, 2007(B)	Adjustments		Offerings		2008(C)	Adjustments		Combined
			(In thousands, except per share amounts)
Product and licensing	$288,587	$—	$—		$—		$591	$—		$289,178
Professional services, subscription and hosting	216,942	13,880	(309	)(9)	—		31,246	—		261,759
Maintenance and support	109,541	—	—		—		76	—		109,617

Total revenue	615,070	13,880	(309)		—		31,913	—		660,554

Costs and expenses:
Cost of product and licensing	32,485	—	—		—		150	—		32,635
Cost of professional services, subscription and hosting	156,777	7,905	(25	)(9)	—		7,674	—		172,331
Cost of maintenance and support	24,266	—	—		—		—	—		24,266
Cost of revenue from amortization of intangible assets	17,995	—	—		—		—	3,118	(4)	21,113

Total cost of revenue	231,523	7,905	(25)		—		7,824	3,118		250,345

Gross Margin	383,547	5,975	(284)		—		24,089	(3,118)		410,209

Operating expenses:
Research and development	85,822	—	—		—		3,951	—		89,773
Sales and marketing	168,299	1,371	—		—		4,538	—		174,208
General and administrative	80,631	7,308	—		—		7,545	—		95,484
Amortization of other intangible assets	40,040	—	1,136	(8)	—		—	9,948	(4)	51,124
Restructuring and other charges, net	8,124	—	—		—		—	—		8,124

Total operating expenses	382,916	8,679	1,136		—		16,034	9,948		418,713

Income (loss) from operations	631	(2,704)	(1,420)		—		8,055	(13,066)		(8,504)
Interest and other income (expense), net	(38,191)	67	(124	)(10)	—		308	(3,184	)(6)	(41,124)

Income (loss) before income taxes	(37,560)	(2,637)	(1,544)		—		8,363	(16,250)		(49,628)
Provision for income taxes	14,521	320	—		—		274	—		15,115

Net income (loss)	$(52,081)	$(2,957)	$(1,544)		$—		$8,089	$(16,250)		$(64,743)

Basic and diluted earnings per share
Net loss per share	$(0.25)									$(0.30)

Weighted average common shares outstanding:
Basic and diluted	204,843		919	(11)	7,228	(7)		139	(5)	213,129

(A)	As reported in Nuance’s Form 10-Q for the nine months ended June 30, 2008 as filed with the SEC.

(B)	As derived from Viecore’s unaudited financial information for the period from October 1, 2007 to November 26, 2007.

(C)	As derived from eScrpition’s unaudited financial information for the period from October 1, 2007 to May 20, 2008.

(D)	As derived from SNAPin’s unaudited financial information for the period from October 1, 2007 to June 30, 2008.
See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

NUANCE COMMUNICATIONS, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended June 30, 2008

	Historical
	SNAPin for the
	period from October
	1, 2007 to June 30,	Pro Forma		Pro Forma
	2008(D)	Adjustments		Combined
	(In thousands, except per share amounts)
Product and licensing	$—	$—		$289,178
Professional services, subscription and hosting	219	—		261,978
Maintenance and support	—	—		109,617

Total revenue	219	—		660,773

Costs and expenses:
Cost of product and licensing	—	—		32,635
Cost of professional services, subscription and hosting	—	—		172,331
Cost of maintenance and support	—	—		24,266
Cost of revenue from amortization of intangible assets.	—	2,138	(1)	23,251

Total cost of revenue	—	2,138		252,483

Gross Margin	219	(2,138)		408,290

Operating expenses:
Research and development	6,235	—		96,008
Sales and marketing	3,028	—		177,236
General and administrative	2,686	—		98,170
Amortization of other intangible assets	—	1,665	(1)	52,789

Restructuring and other charges, net	—	—		8,124

Total operating expenses	11,949	1,665		432,327

Income (loss) from operations	(11,730)	(3,803)		(24,037)
Interest and other income (expense), net	150	(70	)(3)	(41,044)

Income (loss) before income taxes	(11,580)	(3,873)		(65,081)
Provision for income taxes	—	—		15,115

Net income (loss)	$(11,580)	$(3,873)		$(80,196)

Basic and diluted earnings per share
Net loss per share				$(0.36)

Weighted average common shares outstanding:
Basic and diluted		9,525	(2B)	222,654

(A)	As reported in Nuance’s Form 10-Q for the nine months ended June 30, 2008 as filed with the SEC.

(B)	As derived from Viecore’s unaudited financial information for the period October 1, 2007 to November 26, 2007.

(C)	As derived from eScrpition’s unaudited financial information for the period from October 1, 2007 to May 20, 2008.

(D)	As derived from SNAPin’s unaudited financial information for the period from October 1, 2007 to June 30, 2008.
See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
Overview
     The pro forma data is presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if each transaction had been consummated as of October 1, 2006 for the statements of operations or as of June 30, 2008 for the balance sheet. Pro forma adjustments reflect only those adjustments which are factually determinable and do not include the impact of contingencies which will not be known until the resolution of the contingency. For each acquisition, the preliminary purchase price allocation has been presented and does not necessarily represent the final purchase price allocation.
SNAPin
     The amounts preliminarily assigned to SNAPin’s identifiable intangible assets acquired are based on their respective estimated fair values determined as of the acquisition date. The excess of the purchase price over the tangible and identifiable intangible assets will be recorded as goodwill and amounts to approximately $127.2 million. In accordance with current accounting standards, the goodwill is not being amortized and will be tested for impairment as required by SFAS 142.
     A summary of the preliminary purchase price allocation assuming the acquisition was consummated on June 30, 2008 is as follows (in thousands):

Estimated Purchase Consideration:
Stock	$150,638
Stock options and restricted stock units assumed	8,000
Transaction costs	3,750
Total Estimated Purchase Consideration	$162,388
Preliminary Allocation of Purchase Consideration:
Current assets	$13,294
Property & equipment	1,487
Other assets	162
Identifiable intangible assets	35,700
Goodwill	127,202
Total assets acquired	177,845
Deferred and unearned revenue	(14,249)
Other liabilities	(1,208)
$162,388
     Current assets acquired from SNAPin primarily relate to cash and accounts receivable. Other liabilities primarily relate to accounts payable and accrued expenses. Nuance estimates the $35,700,000 of value ascribed to SNAPin’s identifiable intangible assets will be allocated to customer relationships, technology and non-competition agreements.
      No tax adjustment has been reflected in the unaudited pro forma combined statements of operations as the combined pro forma result was a loss for the respective periods.
     (1) Adjustment to record amortization expense for the identifiable intangible assets of $2,850,000 in cost of revenue and $50,000 in operating expense for the twelve months ended September 30, 2007 and of $2,138,000 in cost of revenue and $1,665,000 in operating expense the nine months ended June 30, 2008, respectively, as if the acquisition had occurred on October 1, 2006. The allocation of the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed is preliminary pending collection of data to evaluate estimates of future revenue and earnings to determine a discounted cash flow valuation of certain intangibles that meet the

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS — (Continued)
separate recognition criteria of SFAS 141. Nuance’s preliminary assessment is that the weighted average useful life of the acquired identifiable intangible assets will be approximately 7.7 years. Acquired technology will be amortized to cost of revenue using the straight line method. Customer relationships will be amortized to operating expense over a term consistent with the related cash flow streams. Non-compete agreements will be amortized to operating expense using the straight line method.
     An increase in the amount of identifiable intangible assets or a change in the allocation between the acquired identifiable intangible assets and goodwill for the SNAPin acquisition of $1,000,000 would result in a change in pro forma amortization expense of approximately $81,000 and $107,000 for the twelve months ended September 30, 2007 and the nine months ended June 30, 2008, respectively. An increase in the weighted average useful life of the acquired identifiable intangible assets of one year would result in a decrease in pro forma amortization expense of approximately $333,000 and $436,000 for the twelve months ended September 30, 2007 and the nine months ended June 30, 2008, respectively. A decrease in the weighted average useful life of the acquired identifiable intangible assets of one year would result in an increase in pro forma amortization expense of approximately $432,000 and $567,000 for the twelve months ended September 30, 2007 and the nine months ended June 30, 2008, respectively.
     (2) Adjustments to record the fair value of the assets acquired and the liabilities assumed of SNAPin, subject to adjustment pending the completion of a post-closing review of the purchased assets. Adjustments assume the acquisition was consummated as of June 30, 2008 and include the following:
     (A) Adjustment to record $3,750,000 for transaction fees, which include investment banking fees, legal, accounting and tax due diligence fees. These transaction fees are included in the total estimated purchase consideration.
     (B) Adjustment to SNAPin’s historical data made to eliminate $6,986,000 of stockholders’ equity.
     Adjustment to record common stock of $10,000 and Additional Paid in Capital of $150,628,000 related to the estimated issuance of approximately 9.5 million shares of Nuance common stock at a value of $15.81. Shares of Nuance common stock issued in the acquisition were valued in accordance with EITF 99-12.
     Adjustment to record Additional Paid in Capital of $8,000,000 related to the assumption of all of SNAPin’s employee stock options and restricted stock. The options and restricted stock assumed in the acquisition were valued in accordance with the provisions of SFAS 123(R).
     (C) Adjustment to record the fair value of intangible assets acquired totaling $35,700,000.
      (D) Adjustment to record goodwill of $127,202,000 as a result of the purchase consideration in excess of the fair value of assets acquired and liabilities assumed.
      (E) Net adjustment of $7,500,000 to unearned revenue in order to fair value the unearned revenue in accordance with the guidance provided in EITF01-03. This amount represents the net adjustment necessary to present the aggregate fair value of SNAPin’s contractual obligations to its customers at the time of the acquisition.
     (3) Adjustment to reduce interest income by $94,000 and $70,000 for the twelve months ended September 30, 2007 and the nine months ended June 30, 2008, respectively, which represents the interest earned on the cash used for the transaction costs of the purchase of SNAPin. A 2.5% interest rate has been assumed, which approximates the

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS — (Continued)
interest rate that Nuance earned at the time of acquisition. A change of 1.0% in the interest rate would result in an annualized change of $38,000 in interest income.
eScription
     (4) Adjustment to record amortization expense for the identifiable intangible assets of $4,880,000 in cost of revenue and $13,218,000 in operating expense for the twelve months ended September 30, 2007 and of $3,118,000 in cost of revenue and $9,948,000 in operating expense for the period from October 1, 2007 to May 20, 2008, respectively, as if the acquisition had occurred on October 1, 2006. The allocation of the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed is preliminary pending collection of data to evaluate estimates of future revenue and earnings to determine a discounted cash flow valuation of certain intangibles that meet the separate recognition criteria of SFAS 141. Nuance’s preliminary assessment is that the weighted average useful life of the acquired identifiable intangible assets will be approximately 8.3 years. Acquired technology will be amortized to cost of revenue using the straight line method. Customer relationships will be amortized to operating expense over a term consistent with the related cash flow streams. Tradenames and non-compete agreements will be amortized to operating expense using the straight line method.
     (5) Adjustment to record 171,000 shares of Nuance common stock issued in connection with the eScription acquisition for the year ended September 30, 2007.
     Adjustment to record the weighted impact of 145,000 shares of Nuance common stock issued in connection with the eScription acquisition for the period from October 1, 2007 to May 20, 2008.
     (6) Adjustment to reduce interest income by $2,869,000 and $3,184,000 for the twelve months ended September 30, 2007 and for the period from October 1, 2007 to May 20, 2008, respectively, such reduction representing the pro forma interest earned on the cash paid to acquire eScription, net of the proceeds of $100.2 million from the May 2008 Warburg Offering (discussed in note (7) below), and $130.3 million in net proceeds from the December 2007 equity offering of 7,823,000 shares of common stock. A 2.5% interest rate has been assumed, which approximates the interest rate that Nuance earned at the time of acquisition. A change of 1.0% in the interest rate would result in an annualized change of $1,148,000 in interest income.
Equity Offerings
     (7) The adjustment to the weighted average common shares for the year ended September 30, 2007, represents the 5,760,369 shares from the May 2008 issuance of Common Stock (the “Warburg Offering”), plus the 7,823,000 shares of common stock from the December 2007 offering.
     The adjustment to the weighted average common shares for the nine months ended June 30, 2008, represents the 5,760,369 shares from the Warburg Offering, plus the weighted impact of 3,463,000 shares of common stock from the December 2007 offering.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS — (Continued)
Viecore
     (8) Adjustment to record amortization expense of $7,165,000 and $1,136,000 for the identifiable intangible assets for the twelve months ended September 30, 2007 and for the period from October 1, 2007 to November 26, 2007, respectively, as if the acquisition had occurred on October 1, 2006. The allocation of the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed is preliminary pending collection of data to evaluate estimates of future revenue and earnings to determine a discounted cash flow valuation of certain intangibles that meet the separate recognition criteria of SFAS 141. Nuance’s preliminary assessment is that the weighted average useful life of the acquired identifiable intangible assets is approximately 5.6 years. Trademarks will be amortized to operating expenses using the straight line method. Customer relationships will be amortized to operating expense over a term consistent with the related cash flow streams.
     (9) Adjustment to eliminate revenue in connection with intercompany transactions between Nuance and Viecore of $2,011,000 and $309,000 for the year ended September 30, 2007 and for the period from October 1, 2007 to November 26, 2007, respectively.
     Adjustment to eliminate expense in connection with intercompany transactions between Nuance and Viecore of $1,350,000 and $25,000 for the year ended September 30, 2007 and for the period from October 1, 2007 to November 26, 2007, respectively.
     (10) Adjustment to reduce interest income by $725,000 and $124,000 for the twelve months ended September 30, 2007 and for the period from October 1, 2007 to November 26, 2007, respectively which represents cash paid to acquire Viecore, assuming an interest rate of 5%. The interest rate approximates the interest rate that Nuance earned at the time of the acquisition. A change of 1.0% in the interest rate would result in an annualized change of $145,000 in interest income.
     (11) Adjustment to record 4,432,302 shares of Nuance common stock issued in connection with the Viecore acquisition for the year ended September 30, 2007.
     Adjustment to record the weighted impact of 1,356,402 shares of Nuance common stock issued in connection with the Viecore acquisition for the period from October 1, 2007 to November 26, 2007.
Commissure
     (12) Adjustment to record amortization expense of $901,000 for the identifiable intangible assets, partially offset by an adjustment to eliminate amortization expense of $172,000 related to historical intangible assets of Commissure for the twelve months ended September 30, 2007, as if the acquisition had occurred on October 1, 2006. The allocation of the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed is preliminary pending collection of data to evaluate estimates of future revenue and earnings to determine a discounted cash flow valuation of certain intangibles that meet the separate recognition criteria of SFAS 141. Nuance’s preliminary assessment is that the weighted average useful life of the acquired identifiable intangible assets is approximately 5.9 years. Core and completed technologies will be amortized to cost of revenue using the straight line method. Customer relationships will be amortized to operating expense over a term consistent with the related cash flow streams.
     (13) Adjustment to eliminate Nuance revenue in connection with intercompany transaction with Commissure of $23,000 for the year ended September 30, 2007.
     Adjustment to eliminate Commissure expense in connection with intercompany transaction with Nuance of $23,000 for the year ended September 30, 2007.
     (14) Adjustment to record 1,195,095 shares of Nuance common stock issued in connection with the Commissure acquisition.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS — (Continued)
Debt Offering
     (15) Adjustment to record interest expense of $7,097,000 for the year ended September 30, 2007, related to the convertible debt issued based on an annual interest rate of 2.75% including amortization of debt issuance costs and debt discount. The interest rate has been determined in accordance with the terms of the convertible debt agreement. Interest expense for the period August 13, 2007 through September 30, 2007 is included in Nuance’s historical financial statements for the twelve months ended September 30, 2007. A change of 1.0% in the interest rate would result in an annualized change of $2.5 million in interest expense.
VoiceSignal
     (16) Adjustment to record amortization expense of $11,708,000 for the identifiable intangible assets, for the twelve months ended September 30, 2007, as if the acquisition had occurred on October 1, 2006. The allocation of the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed is preliminary pending collection of data to evaluate estimates of future revenue and earnings to determine a discounted cash flow valuation of certain intangibles that meet the separate recognition criteria of SFAS 141. Nuance’s preliminary assessment is that the weighted average useful life of the acquired identifiable intangible assets is approximately 6.8 years. Core and completed technologies will be amortized to cost of revenue using the straight line method. Customer relationships will be amortized to operating expense over a term consistent with the related cash flow streams.
     (17) Adjustment to record interest expense of $17,327,000 for the year ended September 30, 2007, associated with the $225 million term loan issued in connection with the VoiceSignal acquisition based on an interest rate of 7.84%, including amortization of debt issuance costs and an associated increase of 0.25% on Nuance’s pre-existing loan balance. The interest rate approximates the rate determined under the terms of the term loan at the time of the acquisition. Interest expense for the period August 24, 2007 through September 30, 2007 is included in Nuance’s historical financial statements for the twelve months ended September 30, 2007. A change of 1.0% in the interest rate would result in an annualized change of $2.25 million in interest expense.
     (18) Adjustment to increase the weighted average common shares outstanding by 5,245,000 shares to fully weight the 5,837,000 shares of Nuance Common Stock issued on August 24, 2007 in connection with the VoiceSignal acquisition as if the acquisition closed on October 1, 2006.
Tegic
     Certain of Tegic’s expenses and income, such as AOL corporate overhead, interest income, interest expense, and income taxes, are not included in Tegic’s statements of revenue and direct expenses, as they are not directly associated with the operations of Tegic and were recorded by the parent company, AOL.
     (19) Adjustment to record amortization expense of $11,821,000 for the identifiable intangible assets, partially offset by an adjustment to eliminate amortization expense of $610,000 related to historical intangible assets of Tegic for the twelve months ended September 30, 2007, as if the acquisition had occurred on October 1, 2006. The allocation of the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed is preliminary pending collection of data to evaluate estimates of future revenue and earnings to determine a discounted cash flow valuation of certain intangibles that meet the separate recognition criteria of SFAS 141. Nuance’s preliminary assessment is that the weighted average useful life of the acquired identifiable intangible assets is approximately 6.6 years. Core and completed technologies will be amortized to cost of revenue using the straight line method. Customer relationships will be amortized to operating expense over a term consistent with the related cash flow streams.
     (20) Adjustment to reduce interest income by $1,257,000 for the twelve months ended September 30, 2007, which represents additional cash outlay in excess of debt proceeds to acquire Tegic, assuming an interest rate of 5%. The interest rate approximates the interest rate that Nuance earned at the time of the acquisition. A change of 1.0% in the interest rate would result in an annualized change of $280,000 in interest income.
     (21) Adjustment to eliminate Tegic expense in connection with intercompany transaction with Nuance of $1,906,000 for the year ended September 30, 2007.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS — (Continued)
Focus
     (22) Adjustment to eliminate intercompany professional services, subscription and hosting revenue and cost of professional services, subscription and hosting revenue totaling $1,161,000 for the year ended September 30, 2007.
     (23) Adjustment to record amortization expense of $1,652,000 for the identifiable intangible assets acquisition for the twelve months ended September 30, 2007. Core and completed technology are amortized to cost of revenue on a straight-line basis while customer relationships and non-compete agreements are amortized to operating expenses over a term consistent with the related cash flow streams.
     (24) Adjustment to record interest expense of $2,621,000 for the twelve months ended September 30, 2007, associated with the debt assumed in connection with the Focus acquisition based on an interest rate of 7.3%, which approximates the interest rate determined under the terms of the debt arrangements, at the time of the acquisition. Interest expense for the period subsequent to the Focus acquisition, March 26, 2007 through September 30, 2007, is included in Nuance’s historical financial statements for the twelve months ended September 30, 2007. A change of 1.0% in the interest rate would result in an annualized change of $560,000 in interest expense.